Exhibit 23.2

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our audit report relating to certain financial statements of Exigent Internaitonal, Inc. dated April 4, 1998 in the Annual Report on Form 10-K filed on behalf of Exigent International, Inc.


Dated March 21, 2000                Hoyman, Dobson & Company, P.A.
                                    By:         /s/ Charles W. Hoyman, Jr.
                                    Title:     President